Exhibit 10.58

10.10.2013

STRATEGIC AGREEMENT

This Strategic Agreement (this "Agreement") is made and entered into as of the 10th day of October, 2013 (the "Effective Date"), by and among New Generation Power, LLC ("NGP"), an Illinois registered limited liability company with its principal offices at 39 South LaSalle Street, Suite 600, Chicago, Illinois 60603; Blue Earth, Inc. ("BE"), a Nevada registered corporation with its principal offices at 2298 Horizon Ridge Pkwy, Suite 205, Henderson Nevada, 89052; and Talesun Solar USA, Ltd. ("TSUN"), a Delaware corporation with its principal offices at 111 W. Saint John Street, Suite 900, San Jose, California 95113. NGP, BE and TSUN are hereinafter sometimes referred to collectively as the "Parties" and individually as a "Party".

This Strategic Agreement expressly replaces, supersedes and renders null and void that certain Strategic Partnership Agreement by and among NGP, BE, and TSUN dated as of August 30, 2013.

RECITALS

WHEREAS, the Parties have decided to engage in a series of transactions that will permit NGP to utilize Seven (7) Megawatts ("MW") worth of NGP's ITC 1603 Cash-in-Lieu of Tax Credit grant Safe Harbored Talesun solar PV modules (hereinafter sometimes referred to as the "SH Modules") to build out approximately Forty-Seven (47) MW worth of solar PV projects;

WHEREAS, the Parties will collaborate on the initial solar projects listed in Exhibit A: "Project Pipeline" to this Agreement;

WHEREAS, NGP will be the developer on the solar projects, BE will be the Engineering, Procurement and Contraction ("EPC") services provider, and TSUN, or its designated affiliate, will sometimes provide the balance of the non-Safe Harbored solar PV modules if it so chooses;

WHEREAS, Talesun Solar Hong Kong, Ltd., a company established and existing under the laws of Hong Kong and having a principal place of business at 38F Tower One, Lippo Center, 89 Queensway, Hong Kong (“THK”) and NGP have heretofore executed and delivered a Framework Contract on the Sale and Purchase of Talesun Modules (#-TP660P) dated December 29, 2011 (the “Module Supply Agreement”); a Module Supply Financing Agreement (the “Financing Agreement”), dated December 29, 2011; and an Amended and Restated Module Supply Financing Agreement dated September 12, 2013 that amended, restated and superseded the Financing Agreement (the “Amended and Restated Module Supply Financing Agreement”) (the Module Supply Agreement, the Financing Agreement and the Amended and Restated Module Supply Financing Agreements are collectively, the “THK Documents”) pursuant to which the SH Modules were sold to NGP (along with other Modules manufactured by affiliates of TSUN and THK) and further pursuant to which NGP became indebted to THK to pay the purchase price for the SH Modules (and the purchase price for such other Modules manufactured by affiliates of TSUN and THK) (the amount of this debt on the SH Modules

CONFIDENTIAL TREATMENT REQUESTED FOR REDACTED PORTIONS

arising under and secured by the THK Documents that remains unpaid is $6,500,000 and shall hereafter referred to as the “Debt Owed to THK”);

WHEREAS, BE will loan to NGP an amount equal to $6,500,000 and BE will distribute the loan to NGP through a combination of a total of $1,000,000 in cash payments and in the form of issuing [REDACTED]; and

WHEREAS, NGP will use the proceeds of such loan to repay the Debt Owed to THK;

NOW, THEREFORE, for and in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties do hereby agree as follows:

PRINCIPAL TERMS

1.

THE PRINCIPAL TERMS OF THIS AGREEMENT

CONFIDENTIAL TREATMENT REQUESTED FOR REDACTED PORTIONS PURSUANT TO RULE 83.  PROVISIONS BELOW HAVE BEEN REPLACED BY AMENDMENT NO. 1

1.1

BE will loan $6.5 million to NGP secured by a security interest on the SH Modules in accordance with that certain Security Agreement, dated as of October 10, 2013 by and between Be, as “Lender” and NGP, as “Borrower”. The loan shall consist of $1.0 million in cash and [REDACTED]. See Exhibit F for details.

[REDACTED].

1.3

NGP granted BE engineering, procurement and construction ("EPC") rights to 47 MW of solar projects initially and additional 100 MW of EPC work on solar projects provided BE is performing on the initial EPC contracts. See Exhibit F for details.

1.4

Talesun committed to grant BE EPC on 18 MW of solar projects. See Exhibit F for details.

1.5

All EPC contracts will be on a cost plus basis with full transparency on costs, as the Parties will work together to minimize construction cost on the solar projects. See Exhibit F for details.

1.6

BE has the opportunity to provide construction financing. See Exhibit F for details.

CONFIDENTIAL TREATMENT REQUESTED FOR REDACTED PORTIONS

2.

OTHER TERMS

2.1

Entire Agreement. This Agreement constitutes the entire understanding between the Parties with respect to the subject matter hereof, and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged into this Agreement. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument in writing signed by the Parties hereto.

2.2

Survival. All covenants, agreements, representations, warranties, and obligations set forth in this Agreement shall survive the complete execution, delivery and performance of this Agreement.

2.3

Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective (as applicable) successors and assigns.

2.4

Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

2.5

Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same instrument.

2.6

Construction. The article, section and subsection headings used herein are inserted for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, the masculine, feminine or neuter gender, and the singular or plural, shall be deemed to include the others whenever and wherever the context so requires. This Agreement is the product of informed negotiations between and joint drafting of the Parties and their representatives, including counsel. In the event any ambiguity is found to exist in any provision of this Agreement, such ambiguity is not to be construed against any Party as the drafter of the document.

2.7

Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of California, without giving effect to the choice of law principles thereof. Any action or proceeding arising out of or relating to this Agreement will be brought solely in the state or federal courts located in or for San Diego or San Jose counties.

[Remainder of page intentionally left blank]

CONFIDENTIAL TREATMENT REQUESTED FOR REDACTED PORTIONS

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date first above written.

New Generation Power, LLC	Blue Earth, Inc.
39 South LaSalle Street	2298 Horizon Ridge Pkwy
Suite 600	Suite 205
Chicago, IL 60603	Henderson, NV 89052

/s/ Chirinjeev Kathuria Signature	/s/ Johnny R. Thomas Signature
Dr. Chirinjeev Kathuria	Dr. Johnny R. Thomas
Chairman and President	CEO
Date: 9-3-2013	Date:

Talesun Solar USA Ltd.

111 W. Saint John Street

Suite 900

San Jose, CA 95113

/s/ Eric Ma Signature
Name: Eric Ma
Title: General Manager
Date: 10/11/2013

CONFIDENTIAL TREATMENT REQUESTED FOR REDACTED PORTIONS

Exhibit F

Principal Terms

In the event of any inconsistency between the language in this Schedule F and the Strategic Agreement (the "SA") to which it is an exhibit this Schedule F shall supersede the SA. Capitalized terms herein shall have the same meaning as set forth in the SA.

3.

SH MODULE PAYMENT TERMS

3.1

Loan to NGP. Subject to the terms and conditions hereof and according to the Payment Schedule listed below, NGP shall grant a first lien security interest on NGP's SH Modules to BE in accordance with that certain Security Agreement, dated as of October 10, 2013 by and between BE, as “Lender” and NGP, as “Borrower” in order to secure repayment by NGP of the Loan Amount. NGP will use the proceeds of the Loan Amount (defined below) to repay the Debt Owed to THK and for no other purpose.

3.2

Loan Amount. The aggregate loan amount ("Loan Amount") BE shall provide to NGP to be collateralized by NGP’s grant to BE of the security interest in the SH Modules referenced in Section 3.1 shall be an amount equal to the sum of $6,500,000.  NGP shall utilize the SH Modules at the initial solar projects listed in Exhibit A: "Project Pipeline" to the SA.

3.3

Loan Distribution Schedule. The Loan Amount will be paid in accordance with the following schedule:

CONFIDENTIAL TREATMENT REQUESTED FOR REDACTED PORTIONS PURSUANT TO RULE 83.  PROVISIONS BELOW HAVE BEEN REPLACED BY AMENDMENT NO. 1

5.

REPRESENTATIONS AND WARRANTIES REGARDING THE SH MODULES

5.1

NGP Guarantee to BE. NGP will guarantee to BE that the allocated 7MW of SH Modules and the solar projects which will utilize those SH Modules are exempted from any litigation or complaints between NGP and TSUN that may arise in the future. BE shall be fully indemnified by NGP.

5.2

SH Module Identification and Storage. The 7 MW of SH Modules in which a security interest has been granted by NGP to BE under that certain Security Agreement, dated as of October 10, 2013 by and between BE, as “Lender” and NGP, as “Borrower” shall be identified as to their Treasury Application Numbers ("TANs"), serial numbers and other appropriate identification information.  They shall be stored in the current warehouse.

5.3

SH Module Tax Grant Documents. NGP shall provide Safe Harbor AUP Report  in Exhibit E.

[REDACTED]

CONFIDENTIAL TREATMENT REQUESTED FOR REDACTED PORTIONS

[REDACTED]

CONFIDENTIAL TREATMENT REQUESTED FOR REDACTED PORTIONS

6.

NGP AND BE COLLABORATION ON PROJECTS UTILIZING THE SH MODULES

6.1

BE as EPC provider to NGP on SH Module Projects. BE shall be the EPC services provider for all NGP solar PV projects using any of the 7 MW of SH Modules in which a security interest has been granted by NGP to BE hereunder as long as BE is not in breach of this Exhibit F or the SA.

6.2

EPC Agreement. NGP and BE shall enter into an EPC agreement wherein BE will be granted the exclusive right to be the EPC services provider for 47 MW of NGP solar PV projects as long as the following considerations are met:

d)

BE will provide an open book to NGP for all projects;

e)

The EPC gross margin for the EPC contracts shall be [REDACTED]. However, the interest, fees and costs associated with construction financing paid to a third party are not included in the BE [REDACTED] gross margin;

f)

The EPC contracts will be defined as cost plus contracts, the form of which shall be as shown as Exhibit E attached hereto. The contracts may need some changes to accommodate construction finance, but the form, substance, margins, payment dates, etc. shall generally be consistent with the terms in the form;

g)

The non-Safe Harbored modules (approximately [REDACTED] of the modules used on any project) shall be included in the EPC contracts for gross margin calculations;

h)

The EPC information during the bidding, sub-contracting and implementation phase shall be transparent so that NGP can provide BE information on other subcontractors or vendors for consideration. BE shall make the ultimate choice as to vendors and subcontractors;

i)

NGP will have the ability to work with BE to optimize the solar equipment costs including, solar modules, racking, inverters, BOS, and overall supply chain. All such products shall be "bankable";

j)

BE has successfully completed past projects within the terms and conditions of the EPC Agreement; and

k)

The sum of [REDACTED] of the overall development fee from NGP's projects will be paid to NGP from construction financing at NTP whereas NTP is defined as all regulatory and governmental permits and waivers are complete, 100% take-out financing secured and construction finance is secured.

CONFIDENTIAL TREATMENT REQUESTED FOR REDACTED PORTIONS

6.3

Procurement of Balance of PV Modules. The procurement of the balance of the solar PV modules that are not SH Modules shall be provided by a "Bankable" Solar Module Provider ("BSMP") in any project where SH Modules secured by BE are used and BE is the EPC provider. This BSMP shall agree to payment terms on all non-SH Modules to be paid upon receipt of the 1603 cash in lieu of tax credit grant from the US Treasury (the "Tax Grant") with respect to the SH Modules. If the Tax Grant is reduced or denied, NGP shall be responsible for arranging payment to BSMP as part of the 100% take-out financing.

6.4

Additional 100 MW of Projects. In addition to 47MW of initial projects, NGP shall grant BE additional 100 MW of EPC work on solar projects provided BE is performing on the initial EPC contracts and BE remains a bankable EPC provider.

6.5

TSUN 18 MW Solar Protects. TSUN and BE shall enter into an EPC agreement wherein BE will be the EPC for 18 MW of TSUN's solar projects under the same [REDACTED] GM Cost Plus EPC agreement referenced above and shall be substantially as shown in Exhibit E by August 30, 2013 provided that if the SH Modules are utilized for the projects to secure the Tax Grant, a minimum of [REDACTED] of the project company and cash flows will have to be assigned to NGP in order to comply with US Treasury Guidelines regarding the Tax Grant.

6.6

BE Provided Construction Financing. Should BE arrange or provide construction financing for any of NGP's solar PV projects, BE and/or BE's lender shall have a first security position on the BE financed projects until the long-term take-out financing pays BE and/or its lender in full. NGP shall be responsible to ensure BE's first security position after COD if the final payment is conditioned upon receipt of the Tax Grant. NGP shall have firm take-out financing in place before BE negotiates construction financing.

6.7

Inability to Arrange Take-out Financing. If NGP fails to obtain adequate take-out financing for projects utilizing the 7 MW of SH Modules within [REDACTED] period, BE will have the right to use the SH Modules it holds a security interest in and use them on BE projects as long as any of the reasons for inability to arrange take-out financing was not due to non-bankability of BE as the EPC services provider.

6.8

Project Cash Flows. In consideration of loaning the Loan Amount and not in lieu of repayment of the Loan Amount BE will receive [REDACTED] of the project's cash flows payable to NGP arising solely from the SH Modules that serve as collateral hereunder for the Loan Payment used for NGP’s solar PV projects. Conversely and in order to comply with US Treasury Guidelines, NGP will receive a minimum of [REDACTED] of the project company and cash flows on BE or TSUN related solar PV projects that are not developed by or with NGP but will utilize NGP's 1603 Safe Harbored modules (other than the SH Modules) to secure the Tax Grant.

6.9

BE Secured SH Module Payment. The BE loan shall be re-paid, upon contribution to any project of any of the SH Modules in which a security interest has been granted by NGP to BE under that certain Security Agreement, dated as of October 10, 2013 by and between BE, as “Lender” and NGP, as “Borrower”.

CONFIDENTIAL TREATMENT REQUESTED FOR REDACTED PORTIONS

Exhibit A

Projects

Project	Project Company Name	Location	MW(dc)
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]

CONFIDENTIAL TREATMENT REQUESTED FOR REDACTED PORTIONS

AMENDMENT #1 TO

STRATEGIC AGREEMENT

THIS AMENDMENT #1, dated as of October 23, 2013 (the “Amendment”), to that certain Strategic Agreement, dated as of October 10, 2013 (the “Agreement”), by and among New Generation Power, LLC (“NGP”), Blue Earth, Inc. (“BE”), and Talesun Solar USA, Ltd. (“TSUN” and collectively, the “Parties”).

W I T N E S S E T H:

WHEREAS, the Parties desire to amend the terms of the Agreement, pursuant to the terms and conditions set forth herein, as of the date hereof.

NOW, THEREFORE in consideration of mutual covenants and premises set forth herein, and intending to be legally bound, the parties hereto agree as follows:

1.

Capitalized Terms.  Capitalized terms used herein and not otherwise defined shall have the meaning set forth for such terms in the Agreement.

2.

Amendments to the Agreement.

(a)

Section 1.1 of the Agreement is hereby deleted in its entirety and replaced by the following:

“1.1. BE will loan an aggregate amount equal to $6,500,000 to NGP in accordance with the schedule described in Section 3.3 of Exhibit F hereto (the “Loan”).  The Loan shall  secured by a security interest on the SH Modules in accordance with that certain Security Agreement, dated as of October 10, 2013 by and between BE, as “Lender” and NGP, as “Borrower”, as amended. (the “Security Agreement”).”

(b)

Section 1.2 of the Agreement is hereby deleted in its entirety and replaced by “1.2. Intentionally Omitted”.

(c)

Section 3.3 of Exhibit F to the Agreement is hereby deleted and replaced in its entirety by the following:

“Section 3.3.  Loan Distribution Schedule.  The Loan amount will be paid in accordance with the following schedule:

a) Prior to the date hereof, BE has made a loan advance to NGP in an amount equal to $1,000,000 in cash.

b) Upon the execution of the Amendment, BE shall wire to NGP an amount equal to $500,000 in cash  (the “Second Payment”).

c) No later than ten (10) days following the Second Payment BE shall advance at least $500,000 in cash by wire transfer to NGP  (the “Third Payment”).

CONFIDENTIAL TREATMENT REQUESTED FOR REDACTED PORTIONS

d) Following the Third Payment, BE shall fund the remaining principal amount of the Loan by no later than December 23, 2013 (the “Final Payment Due Date”).

Notwithstanding anything to the contrary herein, following the Second Payment, BE may fund any or the entire Loan amount any time prior to the Final Payment Due Date and shall be secured accordingly pursuant to the terms of the Security Agreement.”

(d)

Section 4 of Exhibit F to the Agreement is hereby deleted in its entirety and replaced by the following:

“4.

Payment to TSUN. All proceeds from the Loan shall be disbursed by NGP directly to THK by wire transfer to the account of THK by NGP until THK has been paid the full $6,500,000 of Debt Owed to THK.”

(e)

Section 6.7 of Exhibit F to the Agreement is hereby deleted in its entirety and replaced by the following:

“6.7

Inability to Arrange Take-out Financing. If NGP fails to obtain adequate take-out financing for projects, as described on Exhibit A hereto, utilizing the 7 MW of SH Modules within a [REDACTED] period, BE will have the right to use in any manner the SH Modules it holds a security interest in and direct the use of such SH Modules on BE projects as long as any of the reasons for inability to arrange take-out financing was not due to non-bankability of BE as the EPC services provider.”

(f)

Section 6.9 of Exhibit F to the Agreement is hereby deleted in its entirety and replaced by the following:

“6.9  BE Re-Payment of the Loan.  Upon NGP’s sale, contribution or transfer to any project of the SH Modules, which secure the repayment of the BE Loan in accordance with the Security Agreement, NGP shall remit any and all payments earned or received from such SH Modules to BE as repayment of the outstanding principal balance of the BE Loan.”

3.

Miscellaneous.

(a)

Except as modified herein, the Agreement shall remain in full force and effect.

(b)

This Amendment may be executed in two or more counterparts (including via facsimile or portable document format (pdf), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

CONFIDENTIAL TREATMENT REQUESTED FOR REDACTED PORTIONS

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date first above written.

New Generation Power, LLC	Blue Earth, Inc.
39 South LaSalle Street	2298 Horizon Ridge Pkwy
Suite 600	Suite 205
Chicago, IL 60603	Henderson, NV 89052

/s/ Chirinjeev Kathuria Signature	/s/ Johnny R. Thomas Signature
Dr. Chirinjeev Kathuria	Dr. Johnny R. Thomas
Chairman and President	CEO
Date: 9-3-2013	Date:

Talesun Solar USA Ltd.

111 W. Saint John Street

Suite 900

San Jose, CA 95113

/s/ Eric Ma Signature
Name: Eric Ma
Title: General Manager